UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2010

California Coastal Communities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17189	02-0426634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Executive Circle, Suite 250, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 250-7700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

To enhance its liquidity after emerging from its current Chapter 11 bankruptcy proceedings and to satisfy a closing condition mutually agreed to by the Registrant and Luxor Capital Group, LP during the course of negotiating definitive documentation of the previously announced $184 million of exit financing, the Registrant will file an amendment to its Chapter 11 joint plan of reorganization which provides for, among other things, the Registrant to raise $15 million of additional capital in the form of (i) indebtedness that would be subordinated to the $184 million of exit financing; (ii) equity; or (iii) a combination of subordinated debt and equity.  There can be no assurance that the additional capital will be successfully raised or that the amended plan will be consummated.

The Registrant’s financial advisor, Imperial Capital, LLC (485 Lexington Ave., 28th Floor, New York, NY 10017, phone: 212-351-9719) is assisting the Registrant in evaluating capital markets alternatives.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2010	California Coastal Communities, Inc.

	By:	/s/ RAYMOND J. PACINI
Raymond J. Pacini
Chief Executive Officer